Exhibit 99.1

RAMACO RESOURCES, INC. ANNOUNCES CLOSING OF UPSIZED

$200 MILLION PUBLIC OFFERING

Company Release – August 7, 2025

LEXINGTON, KY – Ramaco Resources, Inc. (NASDAQ: METC, METCB) (“Ramaco Resources” or the “Company”) announced today the closing of its previously announced underwritten public offering of Class A common stock (the “Offering”). The Company sold 10,666,667 shares of Class A common stock in the Offering at a public offering price of $18.75 per share. The aggregate gross proceeds to the Company from the Offering were approximately $200 million, before deducting underwriting discounts, commissions and other Offering expenses. All shares of Class A common stock sold in the Offering, other than the Additional Shares (as defined herein), were offered by the Company.

In connection with the Offering, Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P. and Yorktown Energy Partners XI, L.P. (collectively, “Yorktown”), selling stockholders of the Company, granted the underwriters a 30-day option to purchase up to an additional $30 million of the Company’s Class A common stock at the public offering price, less the underwriting discount (the “Additional Shares”). On August 6, 2025, the underwriters notified Yorktown that they had exercised their option to purchase the Additional Shares in full. The sale of the Additional Shares to the underwriters is expected to be completed on August 8, 2025 and the Company will not receive any proceeds from the sale of such Additional Shares.

The Company currently intends to use the net proceeds from the Offering to fund the acceleration of its development of its rare earth elements and critical minerals project, for strategic growth opportunities and for general corporate purposes.

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC acted as lead joint book-running managers of the Offering.

ArentFox Schiff LLP represented the Company and Davis Polk & Wardwell LLP represented the underwriters in connection with the Offering.

A shelf registration statement relating to the offered securities was filed with the Securities and Exchange Commission (the “SEC”) and was automatically effective upon filing on August 5, 2025. A final prospectus supplement and accompanying prospectus relating to the Offering was filed, with the SEC on August 7, 2025, and is available on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this Offering may be obtained from the offices of Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; or the offices of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. For more information about Ramaco Resources, please contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, expectations regarding the use of proceeds from the Offering. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Ramaco Resources. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and the Company’s other filings with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Ramaco Resources does not presently know or that Ramaco Resources currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Ramaco Resources’ expectations, plans or forecasts of future events and views as of the date of this press release. Ramaco Resources anticipates that subsequent events and developments will cause Ramaco Resources’ assessments to change. However, while Ramaco Resources may elect to update these forward-looking statements at some point in the future, Ramaco Resources specifically disclaims any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing Ramaco Resources’ assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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